Exhibit 99.1

Antigenics Receives NASDAQ Delisting Notification

LEXINGTON, Mass.--(BUSINESS WIRE)--July 21, 2010--Antigenics Inc. (NASDAQ: AGEN) announced that the company received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff”) on July 20, 2010 indicating that the company is not in compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price for the company’s common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days.

There is no change in the trading of company common stock on the NASDAQ Capital Market at this time, and in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the company has been provided 180 calendar days, or until January 18, 2011, to regain compliance with the Bid Price Requirement. After the initial 180 calendar day period, the company may be eligible for an additional 180 day compliance period to regain compliance with the Bid Price Requirement, assuming it continues to meet The NASDAQ Capital Market initial listing criteria set forth in Marketplace Rule 5505, excluding the Bid Price Requirement.

To regain compliance with the minimum bid price continued listing requirement, the bid price of the company's common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. The Staff may, in its discretion, require the company's common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days before determining that the Company has demonstrated an ability to maintain long-term compliance.

If compliance is not demonstrated within the applicable compliance period, the Staff will notify the company that its securities will be delisted from the NASDAQ Capital Market. However, the company may appeal the Staff’s determination to delist its securities to a Hearings Panel. During any appeal process, shares of the company’s common stock would continue to trade on the NASDAQ Capital Market.

About Antigenics

Antigenics is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.antigenics.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to future economic performance, and plans and objectives of the Company. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to events or developments affecting the Company’s market performance, NASDAQ’s ability to exercise its discretion with respect to decisions regarding the Company’s listing, and the risk and uncertainties described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and in other filings that we may make with the Securities and Exchange Commission from time to time. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics’ business and securities, investors should give careful consideration to these risks and uncertainties.

CONTACT:
Antigenics Inc.
Media:
Brad Miles, 212-477-9007 x17
or
Investors:
Shalini Sharp, 800-962-2436